SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2002

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6155 El Camino Real, Carlsbad, CA (Address of Principal Executive Offices)	92009 (Zip Code)

Registrant s telephone number, including area code: (760) 476-2200

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

This Current Report on Form 8-K is filed by ViaSat, Inc., a Delaware corporation, in connection with the matters described herein.

Item 5. Other Events.

On June 21, 2001, ViaSat entered into a Revolving/Term Loan Agreement of $25 million with certain banks that was scheduled to expire on April 30, 2002. On March 29, 2002, ViaSat extended the expiration date of its Revolving/Term Loan Agreement to April 30, 2003. On July 10, 2002, ViaSat executed a Waiver and Amendment No. 2 to the Revolving/Term Loan Agreement with Union Bank of California and US Bank National Association, under which the banks modified certain covenants in the Revolving/Term Loan Agreement and waived existing covenant violations of ViaSat.

Under the Revolving/Term Loan Agreement, as amended, ViaSat has the option to borrow at the bank’s prime rate or at LIBOR plus, in each case, an applicable margin based on the ratio of ViaSat’s total debt to EBITDA (earnings before interest and taxes and depreciation and amortization). The Revolving/Term Loan Agreement contains financial covenants that set maximum debt to EBITDA limits, minimum quarterly EBITDA limits, a minimum quick ratio limit and a minimum tangible net worth limit. The Waiver and Amendment No. 2 to the Revolving/Term Loan Agreement adds certain limitations on ViaSat’s ability to borrow additional funds from the banks based on the levels of accounts receivable and inventory held by ViaSat. The Revolving/Term Loan Agreement is collateralized by cash, accounts receivable and inventory of ViaSat.

Attached hereto and incorporated herein by reference as Exhibits 10.1 and 10.2, respectively, are copies of (a) Amendment No. 1 to the Revolving/Term Loan Agreement and (b) Waiver and Amendment No. 2 to the Revolving/Term Loan Agreement. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 7. Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Amendment No. 1 to Revolving Term Loan Agreement, dated March 29, 2002 by and among Union Bank of California, US Bank National Association and ViaSat, Inc.
10.2	Waiver and Amendment No. 2 to Revolving Term Loan Agreement executed July 10, 2002 by and among Union Bank of California, US Bank National Association and ViaSat, Inc.(1)

(1)	Certain portions of this exhibit have been requested to be redacted pursuant to a request for confidential treatment filed by ViaSat, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2002	VIASAT, INC.
By: /s/ Gregory D. Monahan

Gregory D. Monahan Vice President-Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Amendment No. 1 to Revolving Term Loan Agreement, dated March 29, 2002 by and among Union Bank of California, US Bank National Association and ViaSat, Inc.
10.2	Waiver and Amendment No. 2 to Revolving Term Loan Agreement executed July 10, 2002 by and among Union Bank of California, US Bank National Association and ViaSat, Inc.(1)

(1) Certain portions of this exhibit have been requested to be redacted pursuant to a request for confidential treatment filed by ViaSat, Inc.